                                                                   EXHIBIT 10.1

                                 LOAN AGREEMENT

                                      DATED

                                  MAY 31, 2001

                                     BETWEEN

                               COMMERCE BANK, N.A.

                                       AND

                              EBS BUILDING, L.L.C.

         THIS LOAN AGREEMENT is made and entered into as of the 31 day of May, 2001, by and between EBS BUILDING, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("BORROWER"), and COMMERCE BANK, N.A., A NATIONAL BANKING ASSOCIATION ("LENDER").

                              W I T N E S S E T H:

         WHEREAS, Borrower is the owner in fee simple of the real estate and improvements commonly referred to as One Financial Plaza and located at 501 North Broadway in the City of St. Louis, Missouri; and

         WHEREAS, Borrower is also the owner of a leasehold interest as assignee in the garage adjoining the Building pursuant to a lease with the Land Clearance Redevelopment Authority of the City of St. Louis; and

         WHEREAS, Borrower desires to refinance its existing mortgage loan encumbering the Building and its leasehold interest in the Garage and obtain funds for Improvements, interest carry and other working capital needs; and

         WHEREAS, Lender is willing to make a Loan to Borrower for the above stated purposes upon the terms and conditions hereinafter set forth in this Agreement.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

         1. DEFINITIONS: All terms as used in this Agreement shall, unless otherwise defined in the body of this Agreement, have the meaning given to such terms in Exhibit A to this Agreement or in the Note.

         2. THE LOAN:


            (a) The Loan shall be evidenced by the Note and shall be secured by the Mortgage covering the fee simple estate of Borrower in the Building and by the Leasehold Mortgage covering the leasehold interest in the Garage, and the proceeds of the Loan shall be advanced in accordance with the provisions of this Agreement.

            (b) The term of the Loan shall be thirty-six (36) months commencing on the date of this Agreement.

            (c) Interest on the Loan shall be at the rate of one hundred ninety
(190) basis points in excess of the ninety (90) day Libor Rate as set forth in the Note.

            (d) In consideration of Lender's making of the Loan to Borrower, Borrower shall pay to Lender a commitment fee of One Hundred Thousand Dollars ($100,000.00) which, to the extent same has not been paid as of the Closing may be a deducted by Lender from the initial Advance hereunder. Borrower shall also pay to Lender the Servicing Fee until the Building reaches the Target Occupancy under leases which have been approved by Lender. The

Servicing Fee shall be payable quarterly, in advance, commencing July 1, 2001 and shall not be prorated for the quarter in which the Target Occupancy is achieved.

     3.   LOAN ADVANCES; LOAN AMOUNT:


          (a) Subject to compliance by Borrower with the terms and conditions of this Agreement, Lender shall make advances of the Loan to Borrower ("ADVANCES", and each an "ADVANCE") as follows:

                  (1)For the purposes set forth in and generally in accordance with the Cash Flow Budget and specifically in accordance with the Draw Request Form. If Borrower or Lender becomes aware of any circumstance which will (i) result in a decrease in the projected Net Operating Income of more than $100,000 (cumulative), (ii) require an increase in an expense line item in the Cash Flow Budget of more than $100,000 (cumulative), or (iii) require an expenditure out of sequence with the projected expenditure in the Cash Flow Budget which will materially adversely affect the Borrower's ability to meet its obligations under this Agreement, the party with such knowledge will notify the other party and Borrower shall prepare a revised Cash Flow Budget for Lender's review within thirty (30) days of such notice. Lender shall not be obligated to make any further Advance until Borrower submits and Lender approves a revised Cash Flow Budget. Items (i) through
          (iii) above shall each be deemed to adversely affect the Cash Flow Budget. Lender's approval of any revised Cash Flow Budget shall not be unreasonably withheld. In the event Lender disapproves of any proposed Cash Flow Budget, Lender shall so advise Borrower promptly in writing, which writing shall identify such portions of the Cash Flow Budget which are not acceptable to Lender.

                  (2)Each request by Borrower to Lender for an Advance shall be made in accordance with, and shall include the documents and items required by, Lender's disbursement procedures described in Exhibit D to this Loan Agreement, and shall be delivered to Lender not less than seven (7) business days prior to the date upon which the Advance is to be disbursed. All requests and requisitions for payment shall be approved by Borrower and shall be subject to the review and approval (not to be unreasonably withheld) by Lender's Consultant. In the event Lender's Consultant has not responded to Borrower's request for an Advance within the seven (7) business day notice period described above, such request shall be deemed approved.

          (b) Each Advance shall be made, in whole or in part, (i) by crediting the amount thereof to an account of Borrower to be maintained with Lender, (ii) at the discretion of Lender at any time that an Event of Default shall have occurred and be continuing under the Loan Documents, by paying the contractor or a subcontractor or materialman engaged in the construction of the Improvements, or (iii) in such other manner as shall be mutually agreed upon by Borrower and Lender.

          (c) Lender shall not be obligated to make Advances more frequently than once every thirty (30) calendar days. Lender shall not be obligated to make an Advance unless the conditions precedent to the making of such Advance have been satisfied by Borrower.

          (d) Notwithstanding anything set forth in this Agreement to the contrary, the maximum total of Advances which Lender shall be obligated to make under the Loan and this Agreement shall be the Maximum Loan Amount.

          (e) Notwithstanding anything to the contrary, Lender shall have the irrevocable right at any time and from time to time, upon prior written notice to Borrower, to apply funds which it has committed to advance hereunder (other than in response to a written request for an Advance) to pay interest on the Note as and when interest becomes due, and to pay any and all reasonable actual costs of Lender in connection with the Loan which shall include, but not be limited to, all abstracting and recording fees, site inspection expenses, reasonable attorneys' fees for preparation and review of documents, and expenses related to the closing of the Loan.

        4.LOAN PAYMENTS: All payments on the Loan shall be made pursuant to
Section 3 of the Note. Following the Rent Commencement Date or such later date as Lender consents to in its sole discretion, all Excess Cash Flow shall be paid by Borrower to Lender and applied by Lender, at Lender's discretion, to all reasonable costs incurred by Lender in connection with the Loan, accrued interest, and principal in respect of the Loan. The Loan may be prepaid in whole or in part by Borrower at any time without penalty or premium.

        5. CONDITIONS TO INITIAL ADVANCE: The obligation of Lender to make the initial Advance pursuant to this Agreement is Lender's receipt and approval of the following, in addition to all other conditions set forth herein, from Borrower on or before the date of the initial Advance hereunder:

           (a)  The Commitment Fee shall be paid in full to Lender;

           (b)  The Note, duly executed by Borrower;

           (c)  The Mortgage, duly executed by Borrower;

           (d)  The Leasehold Mortgage, duly executed by Borrower;

           (e)  The Assignment of Rents, duly executed by Borrower;

           (f) Subordination, Non-Disturbance and Attornment Agreements in form and substance satisfactory to Lender duly executed by Jacobs Engineering Group Inc., Stifel Nicolaus, Inc., Baird Kurtz and Dobson, and such other tenants of the Building as are required by Lender;

           (g) Estoppel Certificates from tenants of the Building in the form previously approved by Lender;

           (h) Uniform Commercial Code financing statements, in form and substance satisfactory to Lender, duly executed and describing the personal property and fixtures covered by the Mortgage and the Leasehold Mortgage;

           (i) The Lessor's Lease Estoppel Certificate regarding the Garage Lease, duly executed by the LCRA;

           (j) Conditional Assignment of Management Agreements executed by Borrower, the consent to which has been duly executed by each of the Managers;

           (k) As a condition precedent to the obligation of Lender to make the initial advance of the Loan, Borrower shall deliver to Lender, at Borrower's expense, a mortgagee's title policy on the current ALTA form (the "TITLE POLICY") from the Title Company in form reasonably satisfactory to Lender including deletion of the creditors rights exception, with authorization for the Title Company to insure all mortgage disbursements by endorsements to the Title Policy at the time said disbursements are made covering the Mortgaged Property and, interim mechanics lien endorsements. The Title Policy shall insure the lien of the Mortgage on the Mortgaged Property in the amount of the Loan that the Mortgage is a valid and subsisting first mortgage lien on the Mortgaged Property and all appurtenant easements, if any, subject only to exceptions acceptable to Lender, and containing any endorsements reasonably required by Lender.

           (l) A duly certified ALTA/ACSM (1999) Class A Urban Survey showing the boundaries of the land upon which the Building is situated and all thereon, with flood zone and wetlands certification, in form and of date satisfactory to Lender (the "SURVEY");

           (m) Evidence of zoning and copies of applicable permits relating to the occupancy of the Building and the Garage;

           (n) Financial statements on Form 10-K, as filed with the Securities and Exchange Commission;

           (o) Copies of all existing leases of the Building, including amendments and side-letters;

           (p)  A copy of the Garage Lease;

           (q) An appraisal of the Building, which includes the value of Borrower's leasehold interest in the Garage, in an amount acceptable to Lender, such appraisal to be in form and content satisfactory to Lender, in its sole discretion;

           (r) An environmental assessment of the Building in form and content satisfactory to Lender, in Lender's sole discretion;

           (s) A satisfactory site inspection of the Mortgaged Property by Lender;

           (t) Opinion of Borrower's counsel, in form and substance satisfactory to Lender;

           (u) A pay-off letter from the existing mortgagee of the Mortgaged Property;

           (v) Copies of all easement agreements necessary to provide adequate ingress and egress to and from the Mortgaged Property and any development agreements or contracts between Borrower and any Governmental Authorities or other bodies with respect to the development of the Mortgaged Property, if any;

           (w) A copy of the Cash Flow Budget (including contingency, reserve and retainage provisions, along with draw schedules), in form and substance satisfactory to Lender;

           (x) A copy of Borrower's Articles of Organization, certified by the Secretary of State of Delaware, and Borrower's Operating Agreement, certified by the Manager of Borrower;

           (y) A certificate of good standing of Borrower issued by the Secretary of State of Delaware;

           (z) A certificate of good standing of Borrower issued by the Secretary of State of Missouri;

           (aa) Such other organizational documents of Borrower as Lender may request;

           (bb) Any applicable development agreement(s), if any;

           (cc) Evidence satisfactory to Lender (which may include the survey required by paragraph (l) above) that the Mortgaged Property does not lie within a flood plain or an area designated as wetlands;

           (dd) Evidence satisfactory to Lender that Borrower is in compliance with the terms and conditions of Section 8(l) with respect to insurance; and

           (ee) Such other papers and documents as may be required by this Agreement or as Lender may reasonably require.

         6. CONDITIONS TO ADDITIONAL LOAN ADVANCES: The obligation of Lender to make Advances pursuant to this Agreement is subject to the following additional conditions precedent:

           (a)  Prior to each Advance, the Title Company shall have issued
(i) an endorsement to the Title Policy reflecting the amount of all previous advances, insuring the continued priority of the Mortgages over mechanic's liens and showing no exceptions to the title of the Mortgaged Property other than those exceptions previously approved by Lender, and (ii) a commitment to issue an endorsement insuring the priority of the liens of the Mortgages, subject only to exceptions previously approved by Lender in writing, for the full amount of each such

Advance and all previous Advances made by Lender to Borrower pursuant to this Agreement. Such continuation of title shall contain affirmative insurance that covenants and restrictions, if any, reported against the fee estate have not been violated by the Improvements.

               (b) Prior to any Advances for Improvements, a copy of any proposed construction and architect's contracts for completion thereof for Lender's review and approval and assignments and consents, in form reasonably satisfactory to Lender, assigning any such construction and architect's agreements to Lender with the applicable contractor's and architect's consent.

               (c) Borrower shall have submitted to Lender a properly completed and executed Draw Request Form and otherwise be in compliance with the terms and conditions of Section 3(a)(2) of this Agreement.

               (d) Construction of the Improvements shall substantially comply with all applicable laws, rules, restrictions, orders and regulations of the Governmental Authorities, and Borrower shall have delivered to Lender all necessary certificates, authorizations, permits and licenses which are required to permit the construction and completion of the Improvements, as issued by the appropriate Governmental Authorities. Borrower, to the extent Borrower may lawfully do so, hereby assigns to Lender all of Borrower's right, title and interest in and to such certificates, authorizations, permits and licenses, as security for the payment of the Note and the observance and performance by Borrower of the terms, covenants and provisions of the Loan Documents.

               (e) Borrower shall make available to Lender, upon request, all shop and related drawings used in connection with any plans and specifications for Improvements and the construction of the Improvements at the location where the same are kept.

               (f) Lender shall not be obligated to make an Advance with respect to any subcontractor or materialman providing work or materials with respect to the Improvements unless such subcontractor or materialman is providing such work or materials under a signed contract or purchase order approved in advance by the Lender.

               (g) Lender shall have approved or shall be deemed to have approved all additional leases of space in the Building in accordance with
Section 30 of this Agreement.

               (h) Borrower shall provide additional estoppel certificates and/or subordination, non-disturbance and attornment agreements executed by tenants of the Building identified by Lender which were not required to be delivered by Lender in connection with the initial Advance hereunder.

               (i) Borrower shall be in compliance in all material respects with all Environmental Laws which are applicable to the Mortgaged Property and its use, and shall have furnished Lender reasonable evidence of such compliance, if requested by Lender.

               (j) Lender and/or Lender's Consultant shall have made such site inspections of the Building as Lender may deem necessary.

               (k) Borrower shall provide Lender with such other papers and documents as may be required by this Agreement or as Lender may reasonably require.

         All conditions and requirements of this Agreement relating to the obligations of Lender to make Advances are for the sole benefit of Lender and no other person or party (including, without limitation, any contractor and subcontractors and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by Borrower as a condition precedent to Lender making an Advance. Lender shall have the absolute right, in its sole discretion, to waive any such condition or requirement as a condition precedent to making an Advance.

         7. COVENANTS OF BORROWER REGARDING IMPROVEMENTS: Borrower shall comply with each of the following terms and conditions concerning the Improvements:

            (a) Borrower will submit to Lender plans and specifications for all Improvements to the Building, including, without limitation, plans and specifications for the Jacobs Improvements. Borrower represents and warrants that all plans and specifications for Improvements will be approved by all applicable governmental authorities and that Borrower will obtain or cause to be obtained all necessary permits, certificates, licenses and other approvals required for the construction of the Improvements. Borrower shall construct and equip (or cause to be constructed and equipped) the Improvements in accordance with the applicable plans and specifications free and clear of all liens, encumbrances and security instruments (other than the Mortgages and the permitted encumbrances set forth herein or therein). The plans and specifications as submitted to Lender shall become the property of Lender upon the occurrence of an Event of Default. The Improvements shall be constructed and equipped in all material respects in compliance with the requirements of the Governmental Authorities including, without limitation, zoning, building codes, and laws relating to disabled persons, endangered species, and environment. Upon reasonable notice, Lender and Lender's Consultant and their respective agents and employees shall have the right of entry and free access to the Mortgaged Property to inspect the Improvements as long as such inspection does not materially interfere with construction of the Improvements.

            (b) Borrower shall have the right to enter into or to authorize the entering into of change orders with respect to the Improvements without obtaining Lender's prior written consent. Notwithstanding the foregoing, any such change order or orders that individually or in the aggregate would adversely affect the Cash Flow Budget as described in Section 3(a)(1) hereof, shall be subject to the prior written approval of Lender.

            (c) Subject to compliance by the tenant thereunder with the terms and conditions of the Jacobs Lease, including, without limitation, delivery of plans and specifications in accordance with the terms thereof and payment by the tenant thereunder of costs in excess of the tenant improvement allowance thereunder, and subject to the provisions of Section 17 of this Agreement regarding force majeure, Borrower shall commence or cause to be commenced construction of the Jacobs Improvements in accordance with the terms of the Jacobs Lease, and Borrower covenants to continue with such construction until the Jacobs Improvements are completed in accordance with the plans and specifications therefor and the provisions of the Jacobs Lease and this Agreement. Subject to compliance by the tenants thereunder with the terms and conditions of the respective Leases and subject to the provisions of Section 17 of this Agreement regarding force majeure, Borrower shall also commence or cause to be commenced construction of other Improvements under the other Leases in accordance with the terms thereof.

            (d) Subject to compliance by the tenant thereunder with the terms and conditions of the Jacobs Lease, including, without limitation, delivery of plans and specifications in accordance with the terms thereof and payment by the tenant thereunder of costs in excess of the tenant improvement allowance thereunder, subject to the provisions of Section 17 of this Agreement regarding force majeure, Borrower shall construct, equip and complete the Tenant Improvements (or cause such Tenant Improvements to be constructed, equipped and completed) substantially in accordance with the plans and specifications, and the provisions of this Agreement on or before the respective completion dates called for under the Jacobs Lease in the case of the Jacobs Improvements and all other Leases involving Tenant Improvements. For the purposes of this Agreement, the Tenant Improvements shall not be deemed to have been completed, and the completion dates shall not have occurred, until the Tenant Improvements are accepted or deemed accepted by the respective tenants pursuant to the terms of their Leases or otherwise deemed completed in accordance with the terms of such Leases.

            (e) Borrower shall furnish to Lender within thirty (30) days after the completion of any Improvements the originals or copies of all permanent certificates of occupancy and all other certificates, licenses, consents and other approvals of the Governmental Authorities, if any, which are obtained in connection with the use and occupancy of the Improvements; and a certificate of completion from the architect and contractor certifying that work on the Improvements has been completed substantially in accordance with the applicable plans and specifications and any and all change orders as permitted under this Agreement, and that all labor, services, materials and supplies used in such work have been paid for and that the completed project conforms in all material respects with all applicable zoning, land use and planning, building and environmental laws and regulations of the governmental authorities having jurisdiction over the Improvements.

            (f) Borrower shall furnish to Lender from time to time (i) the names of all persons with whom Borrower or the particular contractor for any Improvements then under construction or proposed to be constructed has contracted or intends to contract for the construction of the Improvements then under construction or proposed to be constructed or the furnishing of labor or materials in connection therewith, (ii) a list of all unpaid bills for labor and materials with respect to construction of such Improvements, (iii) budgets and revisions thereof showing estimated Direct Construction Costs and other costs and expenses to be incurred in connection with the completion of construction of such Improvements, and (iv) such other information relating to Borrower, the Improvements, the Mortgaged Property, any guarantor or indemnitor or other person or party connected with Borrower, the Loan, the construction of the Improvements or any collateral for the Loan or other source of repayment of the Loan as Lender may reasonably request.

            (g) Borrower shall pay when due all Direct Construction Costs and other costs and expenses incurred by Borrower in connection with the construction of the Improvements or any repair and restoration of the Improvements, subject to Borrower's right to contest the payment of same in good faith by appropriate proceedings, with, in Lender's reasonable discretion, adequate title insurance coverage, bonding or reserves therefor having been set aside on its books.

         8. OTHER BORROWER COVENANTS:


            (a) Financial Reports. In addition to any other financial information reasonably required by Lender from time to time, Borrower shall provide to Lender Borrower's (i) annual audited financial statements on Form 10-K within one hundred twenty (120) days after the end of its fiscal year; (ii) quarterly unaudited financial statements on Form 10-Q within forty-five (45) days after the end of each fiscal quarter during the Term; and (iii) monthly financial statements, if any, generated in the ordinary course of Borrower's business, including, without limitation, any budgets, budget updates or business plans, within ten (10) days after said financial statements have been generated. Borrower shall provide to Lender a copy of Borrower's annual filed federal tax return each year during the term of the Loan. Lender shall keep such monthly financial information and tax return confidential. Borrower shall also furnish to Lender copies of all of its other filings with the Securities and Exchange Commission.

            (b) No Transfer. Borrower shall not encumber, pledge, mortgage, lease, grant a security interest in, assign, sell or otherwise transfer, by operation of law or otherwise, directly or indirectly, all or any portion of the Mortgaged Property (other than the Mortgage and the permitted encumbrances identified therein) or any legal or equitable interest therein or in Borrower, without the prior written consent of Lender. Borrower also will not terminate, without just cause, any of its agreements for the management and leasing of the Building with Heitman Capital Management, LLC, Colliers Turley Martin Tucker, Inc. or Insignia Commercial Group Inc., (the "Asset Managers" or singly a "Asset Manager") without first obtaining Lender's approval, which approval shall not be unreasonably withheld, so long as an adequate replacement or replacements, in Lender's opinion, for the Asset Manager or Asset Managers which Borrower desires to terminate has or have been proposed by Borrower.

            (c) Payment of Taxes. Borrower will pay or cause to be paid when due all taxes, assessments, and charges or levies imposed on it or on the Mortgaged Property that it is required to withhold and pay over, except when contested in good faith by appropriate proceedings, with adequate reserves therefor having been set aside on its books, but Borrower shall pay or cause to be paid all such taxes, assessments, charges, or levies promptly when foreclosure on any lien that has attached (or security therefor) appears imminent.

            (d) Lender's Inspection of Books. Borrower, within a reasonable time after written request therefor, will make available for inspection by authorized representatives of Lender any of its books and records, and will make available to Lender or will reasonably furnish to Lender any information requested by Lender regarding the business affairs and financial condition of Borrower. Borrower will maintain its records regarding the Mortgaged Property at the following office: 501 N. Broadway, Suite 150, St. Louis, Missouri, at which

Lender may inspect such records. Such records shall include without limitation, all leases and other agreements with respect to the Building or Borrower's leasehold interest in the Garage, lien waivers, rent rolls, construction budgets and schedules, operating statements and other financial information.

            (e) Notice to Lender of Litigation. Borrower will give prompt notice to the Lender (i) of any litigation or proceeding in which it is a party which would require it to pay over more than Twenty Five Thousand Dollars ($25,000.00) or deliver assets, the value of which exceeds such sum, provided such claim is not covered by insurance or is defended by an insurance company under a reservation of rights or exceeds the limits of coverage of any insurance policy, and (ii) of the institution of any other suit or proceeding involving any of Borrower that might materially and adversely affect its operations, financial condition, property or business.

            (f) Copies of Tax Returns. Borrower will make available to Lender for inspection at Borrower's place of business copies of federal income tax returns filed by Borrower.

            (g) Pay Other Obligations. Borrower will pay when due (or within applicable grace periods) all indebtedness due third persons, except when the amount is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside. If Borrower defaults in the payment of any principal (or installment thereof) of, or interest on, any such indebtedness, Lender shall have the right, with contemporaneous notice to Borrower and in Lender's discretion, to pay such interest or principal for the account of Borrower and be reimbursed by Borrower on demand with interest calculated at the Default Rate from the date paid by Lender.

            (h) Notify Lender of Default. Borrower will notify Lender promptly if it becomes aware of the occurrence of any Event of Default or becomes aware of any fact, condition, or event that, with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings under this Agreement or the Loan Documents.

            (i) Notify Lender of Change of Address. Borrower will notify Lender thirty (30) days in advance of any change in the location of any of its place of business or of the establishment of any new, or the discontinuance of any existing, place of business, and shall promptly execute any additional financing statements requested by Lender in this regard.

            (j) Maintain Accounts at Lender. Borrower shall keep and maintain all of Borrower's deposit accounts with the Lender and shall deposit all income and revenue from whatever source derived in such deposit accounts.

            (k) Fundamental Changes. Borrower shall not amend its operating agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed.

            (l) Insurance. The Borrower will maintain at all times in full force and effect insurance, including worker's compensation insurance, liability insurance, builder's risk insurance with respect to any Improvements, all-risk property insurance (including rent insurance) for the Building, and, where applicable, flood insurance, all in such amounts, covering such risks and liabilities and with such deductibles (or self-insurance retentions) as are in accordance with normal industry practice and acceptable to Lender in its reasonable discretion. The Lender shall be named as an additional insured on all such liability policies and shall be named as loss payee with a mortgagee endorsement satisfactory to Lender, for any property insurance. Borrower agrees to pay to Lender, on a monthly basis, one-twelfth (1/12) of the estimated amount of the insurance premiums for the aforesaid insurance coverage and any balance which shall be required to pay the insurance premiums when due. These payments shall be held by Lender in an account with Lender for the benefit of Borrower, shall bear interest, and shall be applied for the payment of the foregoing when due. Until such time as an Event of Default shall have occurred and be continuing, Lender shall invest such funds upon Borrower's instructions in United States treasury bills and notes with maturities of twelve (12) months or less, institutional money market funds, and demand or time deposits and certificates of deposit with commercial banks organized under the laws of the United States, or any state thereof, having primary capital of not less than $500,000,000.

            (m) No Name Change or Merger. Borrower will not change its name or enter into any merger, consolidation, reorganization or recapitalization, without Lender's prior written consent not to be unreasonably withheld.

            (n) No Sale of Assets out of Ordinary Course. Borrower will not sell, transfer, lease or otherwise dispose of all, or any material part of, its assets by operation of law or otherwise.

            (o) No Pledge of Assets. Borrower will not mortgage, pledge, grant, or permit to exist a security interest in or Lien on any of its assets of any kind, now owned or hereafter acquired, except for unfiled mechanics liens incurred in connection with the construction of any Improvements.

            (p) No Guarantees. Borrower will not become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other person except as required hereunder or under the other Loan Documents.

            (q) No Debt. Borrower will not incur, create, assume, or permit to exist any indebtedness except (i) the Loan; or (ii) trade payables and other payables and accruals relating to obligations incurred in the ordinary course of business.

            (r) No New Subsidiaries. Borrower will not form any Subsidiary or make any investment in, or make an investment to, a person without the prior written approval of Lender.

            (s) No Loans. Borrower will not make any loan or advance to any person or entity, including without limitation, any members or employees of Borrower.

            (t) No Lease Financing. Borrower will not enter into any leases or make payments on account of the purchase or lease financing of assets except as set forth in the Cash Flow Budget unless expressly approved by Lender, which approval shall not be unreasonably conditioned, delayed or withheld.

            (u) Fees. Borrower shall pay all reasonable fees and charges incurred in the procuring and making of the Loan, including, without limitation, reasonable legal fees and fees of Lender's Consultants, appraisal fees, and fees and expenses relating to examination of title, title insurance premiums (including any premiums for date down endorsements and mechanic's liens coverage)for date down endorsements and mechanic's liens coverage), and surveys.

            (v) ADA Compliance. Borrower shall comply with all laws, regulations and ordinances with respect to the construction, ownership and operation of the Improvements (including the Americans with Disabilities Act, 42 U.S.C. ss. 12101, and the Occupational Safety and Health Act, 29 U.S.C. ss. 651), and shall pay all taxes and assessments, general and special, and all other levies or impositions on the Mortgaged Property prior to delinquency; provided, however, that Borrower may contest the amount or validity of any taxes, assessments, levies or impositions on the Mortgaged Property by appropriate legal proceedings, diligently pursued, provided that (i) Borrower shall first make all contested payments, under protest if it desires, but if payment under protest is not permitted by the taxing authority, such contested payment need not be made,
(ii) neither the Mortgaged Property, any part thereof, nor any interest therein shall be, in Lender's reasonable determination, in any danger of being sold, forfeited, lost or interfered with, (iii) Borrower shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by Lender, and (iv) all expenses incurred in connection with such proceedings shall be paid by Borrower.

         9. EVENTS OF DEFAULT: The term "EVENT OF DEFAULT" as used in this Agreement shall mean the occurrence of any one or more of the following events:

            (a) If Borrower (i) fails to pay any payment of principal or interest due and payable under the Note or any other Loan Document within five
(5) days of the date such payment shall be due and payable including the date such payment is due; and (ii) fails to pay any other payment or sum of money due and payable under the Note or any other Loan Document within ten (10) days of the date of Borrower's receipt of Lender's invoice therefor; or

            (b) If a default shall occur in the performance of any non-monetary covenant or agreement under this Agreement, the Note, the Mortgages, or any of the other Loan Documents not specifically set forth in this Section 9(b), and shall continue for thirty (30) days after Lender has given notice thereof to Borrower and such default is of a nature that adversely affects the Cash Flow Budget as provided in Section 3(a)(1) hereof and Borrower and Lender shall have failed to agree upon a revised Cash Flow Budget within thirty (30) days after Borrower's receipt of such notice; provided, however, that the period to cure such default may be extended for such additional period of time as may be reasonably necessary to effect such cure if Borrower has commenced and is diligently pursuing such cure; or

            (c) If any Improvements to be constructed by or on behalf of Borrower are not completed in substantial accordance with the plans and specifications therefore and accepted by the particular tenant on or prior to the completion date required by any Lease unless a tenant extends such completion date or such completion date is deemed extended by virtue of force majeure or tenant delays, provided such extension or delay does not adversely affect the Cash Flow Budget as provided in Section 3(a)(1), unless a revised Cash Flow Budget is submitted to and approved by Lender pursuant to the terms of
Section 3(a)(1) within thirty (30) days after Borrower obtains knowledge of such adverse effect; or

            (d) A monetary default occurs under any of the Jacobs Lease, the Stifel Lease, the BKD Lease, the Milliman Lease, or the Seabury and Smith Lease and is not cured within applicable cure periods and such monetary default is of a nature that adversely affects the Cash Flow Budget as provided in Section 3(a)(1), unless a revised Cash Flow Budget is submitted to and approved by Lender pursuant to the terms of Section 3(a)(1) within thirty (30) days after Borrower obtains knowledge of such adverse effect; or

            (e) A default occurs under the Garage Lease that is not cured within the applicable cure period and such default is of a nature that adversely affects the Cash Flow Budget as provided in Section 3(a)(1), unless a revised Cash Flow Budget is submitted to and approved by Lender pursuant to the terms of
Section 3(a)(1) within thirty (30) days after Borrower obtains knowledge of such adverse effect; or

            (f) Any material representation or warranty made by Borrower in any Loan Document shall be false at the time when made; or

            (g) If Borrower: (i) files a petition under any chapters of the Bankruptcy Code or upon the filing of an involuntary petition with respect to the Borrower under the Bankruptcy Code; (ii) is unable, or admits in writing its inability to pay its debts as they become due; (iii) makes an assignment for the benefit of creditors; (iv) fails to have vacated or set aside within sixty (60) days of its entry any order of a court appointing a receiver or trustee for all or a substantial part of its property; (v) is adjudicated a bankrupt; or (vi) becomes insolvent however otherwise evidenced; or

            (h) Any other variations in the Cash Flow Budget which have not been approved by Lender which adversely affect the Cash Flow Budget as provided in
Section 3(a)(1), unless a revised Cash Flow Budget is submitted to and approved by Lender pursuant to the terms of Section 3(a)(1) within thirty (30) days after Borrower obtains knowledge of such adverse effect; or

            (i) Borrower shall be in default under any other obligation due or owing to Lender by Borrower, including any other indebtedness of Borrower to Lender.

         Upon the occurrence of an Event of Default, Lender (i) may, at its option and in its sole discretion, declare the Debt immediately due and payable,
(ii) may, at its option and in its sole discretion, cease to make advances of the Loan, and (iii) may pursue any and all remedies provided for in the Loan Documents, or otherwise available.

         10. OTHER REMEDIES: Upon the occurrence of an Event of Default, whether or not the Debt shall be or shall have been declared due and payable or Lender shall have instituted any foreclosure or other action for the enforcement of the Loan Documents, Lender may, in addition to any other remedies which Lender may have under the Loan Documents, and in Lender's sole and absolute discretion:

              (a) Enter upon the Mortgaged Property and complete the Improvements to be constructed pursuant to any Leases approved or deemed approved by Lender prior to the occurrence of such Event of Default in accordance with the applicable plans and specifications with such changes therein as Lender may deem appropriate and employ watchmen to protect the Mortgaged Property, all at the risk, cost and expense of Borrower;

              (b) At any time discontinue any work commenced in respect of the Improvements or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;

              (c) Assume any construction contract made by Borrower in any way relating to the Improvements and take over and use all or any part of the labor, materials, equipment, fixtures and articles of personal property contracted for by Borrower, whether or not previously incorporated into the Improvements; and

              (d) In connection with any construction of the Improvements undertaken by Lender pursuant to the provisions of this paragraph:

                   (1) Engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials, equipment, fixtures and articles of personal property in connection with the construction of the Improvements;

                   (2) Pay, settle or compromise all bills or claims which may become liens against the Mortgaged Property, or any portion thereof, or which have been or may be incurred in any manner in connection with completing construction of the Improvements or for the discharge of liens, encumbrances or defects in the title of the Mortgaged Property, or any portion thereof; and

                   (3) Take or refrain from taking such action hereunder as
              Lender may from time to time determine in its sole discretion.

         Borrower shall be liable to Lender for all sums paid or incurred by Lender to construct and equip the Improvements, including Tenant Improvements, to be constructed pursuant to any Leases approved or deemed approved by Lender, prior to the occurrence of such Event of Default whether the same shall be paid or incurred pursuant to the provisions of this paragraph or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand with interest at the Default Rate from the date of payment by Lender to the date of payment to Lender, which sums and interest shall be secured by the Mortgage. For the purpose of exercising the rights granted by this paragraph, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of Borrower which Lender reasonably determines is necessary.

         11.  HAZARDOUS SUBSTANCES:


              (a) Definitions. "HAZARDOUS SUBSTANCES" means and includes all regulated, hazardous and toxic substances (including without limitation petroleum and petroleum products), pesticides, metals or heavy metals, infectious wastes, solid, liquid or gaseous wastes or materials, any pollutants or contaminants (including, without limitation, PCBs, asbestos and materials or components which include hazardous constituents), or any other similar substances, or materials which are included under or regulated by any now existing or hereafter enacted or promulgated local, state or federal law, statute, ordinance, rule or regulation pertaining to environmental protection, regulation, contamination or clean-up, toxic waste, underground storage tanks and hazardous substance or material handling, treatment, storage, use, transportation or disposal, including without limitation the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), state lien or environmental clean-up statutes, all as exist from time to time (all such laws, statutes, ordinances, rules and regulations being referred to collectively as "ENVIRONMENTAL LAWS").

              (b) Representations and Warranties. Borrower represents and warrants to Lender as follows:

                    (1) To the best of Borrower's knowledge, except as set forth in the environmental report prepared by ATC Associates, Inc., dated May 14, 2001, and except as otherwise disclosed in writing to Lender by Borrower, the Mortgaged Property has never been used as either a sanitary landfill or as a disposal site for Hazardous Substances and no Hazardous Substances or underground storage tanks have been deposited or are located in, under or upon the Mortgaged Property and no part of the Mortgaged Property is presently contaminated by Hazardous Substances.

                    (2) To the best of Borrower's knowledge, except as set forth in the environmental report prepared by ATC Associates, Inc., dated May 14, 2001, and except as otherwise disclosed in writing to Lender by Borrower, no parcel adjacent to the Mortgaged Property has ever been used as either a sanitary landfill or as a disposal site for Hazardous Substances, and no Hazardous Substances or underground storage tanks have been deposited or are located in, under or upon any parcel adjacent to the Mortgaged Property and no part of any parcel adjacent to the Mortgaged Property is presently contaminated by Hazardous Substances.

                    (3) Borrower has not received and does not have actual
              notice of any violation or claimed or threatened violation of any Environmental Laws with respect to the Mortgaged Property and Borrower. Borrower agrees to promptly notify Lender of any such notice and/or violation or claim of violation, however evidenced. Borrower hereby covenants and agrees to comply with, operate and at all times use, keep and maintain the Mortgaged Property and every part thereof

              (whether or not such property constitutes a "facility," as defined in CERCLA) in conformance with all applicable Environmental Laws. Without limiting the generality of the foregoing, Borrower will not use, generate, treat, store, dispose of or otherwise introduce any Hazardous Substance into, under or on the Mortgaged Property or any part thereof nor cause, suffer, allow or permit anyone else to do so except in substantial accordance with all Environmental Laws.

              (c) Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to inspect the Mortgaged Property and the option to obtain environmental assessments of the Mortgaged Property, including the right, at its option, to perform or cause to be performed intrusive borings and testing of soils and/or groundwater. The Loan Documents shall also secure the reasonable cost of such environmental assessments, and all money so paid, with interest thereon from the date of such payment at a rate equivalent to the Default Rate shall be a Secured Obligation, and shall be repaid by Borrower on demand. Borrower agrees that Lender shall not be responsible for liability caused by the presence or release of Hazardous Substances during such inspection and/or any environmental assessments except such resulting from the gross negligence or willful misconduct of Lender, its contractors, agents or employees.

              (d) Indemnification. Borrower covenants and agrees to indemnify, reimburse and hold Lender, it affiliates, shareholders, officers, directors, agents, contractors, servants and employees harmless from and against any or all liability, loss, injury, damage, liens or costs (including reasonable attorneys' and paralegals' fees, costs and expenses) whatsoever caused by or relating to any (i) violation or claimed violation of any of the foregoing representations, warranties or covenants or any Environmental Laws which relate to the Mortgaged Property; or, (ii) arising out of the presence or release of any Hazardous Substances onto, under, into or in the Mortgaged Property. This indemnification provision shall survive the satisfaction or release of the lien of the Mortgages, foreclosure, or transfer of title by deed in lieu of foreclosure, or otherwise.

         12. REPRESENTATIONS AND WARRANTIES: Borrower represents and warrants to Lender as follows:

              (a) Compliance with Laws. To the best of Borrower's knowledge, the Building and the Improvements will, upon completion in accordance with the applicable plans and specifications, comply in all material respects with all applicable zoning regulations, building codes, environmental and other applicable laws, rules and regulations, including, without limitation, those relating to disabled persons.

              (b) Casualty. Neither the Building nor the Garage is presently damaged or injured in any material respect as a result of any fire, explosion, accident, flood or other casualty.

              (c) No Condemnation. No condemnation or eminent domain proceeding has been commenced or, to the best knowledge of Borrower, is about to be commenced against the Mortgaged Property or any portion thereof.

              (d) Violations. Borrower has no knowledge of any notices of violations of Federal law or municipal ordinances or orders or requirements of the state in which the Mortgaged Property are located or any municipal department or other Governmental Authority.

              (e) Due Formation. Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and has the power to own and/or lease the Mortgaged Property and to carry on its business, and is qualified to do business in the states of Delaware and Missouri.

              (f) Power and Authority. Borrower has the full power and authority to execute and deliver the Loan Documents and the same constitute the binding and enforceable obligations of Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

              (g) Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened, or any basis therefor, against or affecting Borrower at law or in equity, in any court or before any governmental department or agency, which may result in any material adverse change in the properties, assets, business or condition, financial or otherwise, of Borrower or the ability of Borrower to perform the obligations under this Agreement and/or the other Loan Documents.

              (h) No Conflict. There are no provisions contained in any organizational document of Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on Borrower or affecting its property (which is not to be paid or discharged upon the closing of this Loan), which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the Loan Documents.

              (i) Tax Returns. Borrower has filed all Federal, state and other tax and similar returns and has paid or provided for the payment of all taxes and assessments due thereunder through the date of this Agreement, including without limitation, all withholding, FICA and franchise taxes.

              (j) Financial Statements. Any financial statements of Borrower which have been furnished to Lender in connection with the Loan are complete and correct and fairly and accurately present the financial condition of Borrower as at such date and the results of the operations of Borrower for the period covered by such statements, all in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the condition (financial or otherwise), business or operations of Borrower subsequent to March 31, 2001.

              (k) Cash Flow Budget. The Cash Flow Budget is true, correct and complete and represents Borrower's current estimate of projected revenues and expenses for the Mortgaged Property during the term of the Loan; provided, however, the Cash Flow Budget is not to be viewed as facts and actual results during the period or periods covered by the Cash Flow Budget may differ from such Cash Flow Budget and the differences may be material. Notwithstanding the foregoing, Borrower acknowledges that a variation in the Cash Flow Budget which has not been approved by Lender which is deemed to adversely affect the Cash Flow Budget as provided in Section 3(a)(1) hereof constitutes and Event of Default under this Loan Agreement, unless a revised Cash Flow Budget is submitted to and approved by Lender pursuant to the terms of Section 3(a)(1). In the event the Borrower submits and Lender approves a revised Cash Flow Budget pursuant to paragraph 3(a)(1), the revised Cash Flow Budget shall be the Cash Flow Budget for all purposes hereunder.

              (l) Representations and Warranties. All statements by Borrower contained in any certificate, statement, document or other instrument delivered by or on behalf of Borrower at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by Borrower hereunder.

              (m) No Margin Stock. No part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

              (n) No Omissions. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of material fact or omits a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

              (o) No Commissions. Other than the commission in the amount of $186,000 payable to NorthMarq Capital, Borrower has not made and will not make any agreement or take any action that may cause anyone to become entitled to a commission or finder's fee as a result of the making of any advances under the Loan currently existing or hereafter extended pursuant to the terms hereof.

              (p) Investment Company Act; Public Utility Holding Company Act. Borrower is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              (q) Pension Plan. Any pension plan maintained by Borrower is in full compliance in all material respects with applicable governmental laws and regulations (including, without limitation, ERISA) and there are no current enforcement or investigative actions or proceedings associated with such pension plans, if any.

              (r) Availability of Utilities. All utility services necessary and sufficient for the operation of the Building and Garage for their intended purposes are available.

              (s) Access. To the best of Borrower's actual knowledge, all roads necessary for the full utilization of the Building and Garage for their intended purposes have either been completed or all necessary steps have been taken by the Borrower and the appropriate governmental authority to assure the complete construction, installation and acceptance of such roads and the necessary rights-of-way for such roads have either been acquired by the appropriate governmental authority or have been dedicated to the public use and accepted by such governmental authority.

              (t) Leases. There are no outstanding Leases affecting the Mortgaged Property except as have been disclosed to Lender on the Rent Roll attached hereto as Exhibit B and all such Leases are in full force and effect and no material defaults have occurred under any of their Leases. All Leases shall contain an express provision that the Leases will be subordinate to the Loan Documents, unless Lender requires otherwise.

              (u) Title. Title to all the Mortgaged Property (excepting personal property owned by any tenant of the Building or personal property leased by Borrower) is (or in the case of Improvements and personal property not now located on the land will be) owned by the Borrower, free and clear of all liens, encumbrances, claims, security interests or rights of others (other than the Permitted Exceptions) and are (or in the case of Improvements and personal property not now located on the land will be) fully paid for. The Mortgage constitutes a first deed of trust lien against the Mortgaged Property.

              (v) Separate Taxation. The Building is taxed separate from any other property.

              (w) Proper Subdivision. The Building may be owned, operated, maintained, mortgaged, conveyed and otherwise dealt with separate from any other property.

              (x) Survival. All of the representations and warranties set forth in Sections 11(b) and 12 shall survive and be continuing representations and warranties until all obligations under this Agreement and the Loan Documents are satisfied in full.

         13. INDEMNIFICATION: Borrower agrees to protect, defend, indemnify and hold Lender harmless from and against any and all loss, liability, damage, suit, claim, expense, fees and costs (including without limitation, court costs and attorney's fees) arising out of or relating to Lender's entering into and/or carrying out the terms of this Agreement or being the holder of the Note or the Mortgage resulting from Borrower's default hereunder or the completion of the Improvements, including, without limitation, any injury or damage to person and/or property occurring on or about the Mortgaged Property and Improvements, except to the extent such loss or damage is attributable to out of Lender's gross negligence or willful misconduct. The obligations of the Borrower under this Section 13 shall survive payment of the Note. This paragraph shall not serve to limit any indemnification provided in Section 11 herein, titled "Hazardous Substances."

         14. INCORPORATION OF PROVISIONS: The Note and the Mortgage are subject to the conditions, stipulations, agreements and covenants contained herein to the same extent and effect as if fully set forth therein until this Agreement is terminated by payment in full of the Debt.

         15. FURTHER ASSURANCES: Borrower shall on demand of Lender do any act or execute any additional documents reasonably required by Lender to evidence or secure the Loan.

         16. CONSTRUCTION OF AGREEMENT: The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

         17. FORCE MAJEURE: If permitted by the applicable lease, the completion dates for Improvements shall be extended for a period of time equal to the number of days during which Borrower is prevented from proceeding with the construction of the Improvements by reason of force majeure, provided that such extension does not have a material adverse effect on the Cash Flow Budget and Borrower notifies Lender of the events constituting such force majeure within fifteen (15) days after they occur. The term "force majeure" as used in this paragraph shall include strikes, lockouts or other labor trouble, fire or other casualty, acts of God, governmental preemption in connection with a national emergency, any rule, order or regulation of any governmental agency or any department or subdivision thereof, or inability to secure materials or labor because of any such emergency, rule, order, regulation, war, civil disturbance or other emergency, cause or event beyond the reasonable control of Borrower.

         18. PARTIES BOUND, ETC.: The provisions of this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns (except as otherwise prohibited by this Agreement).

         19. NO JOINT VENTURE: This Agreement and the other Loan Documents do not create, and shall not be construed as creating a joint venture or partnership between Lender and Borrower, and nothing herein contained shall be deemed to constitute Borrower as the agent or representative of Lender for any purpose.

         20. NO ASSUMPTION: Assumption of the Loan will not be permitted by Lender.

         21. WAIVERS: Lender may at any time and from time to time waive any one or more of the conditions contained herein, and any such waiver in any instance or under any particular circumstance shall not be considered a waiver of such condition in any other instance or circumstance.

         22. GOVERNING LAW: This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of Missouri and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Missouri.

         23.SEVERABILITY: If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

         24. NOTICES. All notices required or permitted hereunder shall be in writing, signed by the party giving such notice, and shall be deemed given when delivered personally one (1) business day after delivery to a reputable overnight delivery service providing a receipt, or two (2) business days after deposit in the United States mail, postage prepaid, certified with return receipt requested, at the address set forth below, or at such other address as may have been given in accordance with this provision:

         Borrower:               EBS Building, L.L.C.
                                 c/o PricewaterhouseCoopers LLP
                                 50 Hurt Plaza, Suite 1700
                                 Atlanta, GA 30303
                                 Attention:  Keith F. Cooper, Partner

                                      and

                                 Harold R. Burroughs, Esq.
                                 Bryan Cave LLP
                                 One Metropolitan Square, Suite 3600
                                 St. Louis, MO  63102

         Lender:                 Commerce Bank, N.A.
                                 8000 Forsyth Boulevard
                                 St. Louis, MO  63105
                                 Attention: Steven G. Nystrom

                                     and

                                 J. Neil Huber, Jr., Esq.
                                 Blackwell Sanders Peper Martin, LLP
                                 720 Olive Street, 24th Floor
                                 St. Louis, Missouri  63101

         25. FEES AND EXPENSES: Borrower shall be responsible for paying all reasonable out-of-pocket expenses of Lender associated with underwriting, closing, the Loan funding process and any and all other out-of-pocket third party costs, expenses and fees in connection with the Loan (whether or not the Loan is closed), including $1,500.00 per month for fees for Lender's Consultant for monitoring the construction of the Improvements until the completion of the Jacobs Improvements. These fees include construction and environmental consultants, and any other costs, expenses and fees incurred by Lender in connection with this transaction, including appraisal costs and fees, the fees of Lender's counsel for the documentation, preparation, due diligence or closing of the Loan, and the Lender's Consultant. Borrower shall pay to Lender, upon demand, all expenses incurred by Lender in connection with the collection of the Debt after an Event of Default, the enforcement of the Loan Documents, and in curing any defaults under the Loan Documents (including, without limitation, reasonable attorneys' fees), with interest thereon at the Default Rate from the date incurred by Lender to the date of repayment to Lender, which sums and interest shall be secured by the Mortgage.

         26. MODIFICATION: This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto.

         27. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         28. RIGHT TO INSPECT: Lender and/or its representatives shall have the right to inspect the Mortgaged Property at any time during the term of the Loan, upon reasonable notice.

         29. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. If after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by or shall impose on Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loan or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by Lender to be material, then the Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered. If Lender shall have determined that the adoption after the date hereof any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) or the holding company of Lender with any request or directive given after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company, if any, as a consequence of this Agreement or the Loan advances made by Lender to a level below that Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or its holding company for any such reduction suffered. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender as specified above (and, in reasonable detail, the method by which such amounts have been determined), as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay Lender the amount shown as due on any such certificate delivered by it within ten (10) Business Days after the receipt of the same.

    30. LEASES: Each lease that is to be used in leasing any of the Mortgaged Property shall be subject to Lender's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lender shall indicate its approval or disapproval of a proposed lease within ten (10) Business Days of Borrower's furnishing to Lender of the proposed form of Lease, financial information regarding the tenant and such other information as Lender shall promptly and reasonably request in writing with respect to such Lease and the tenant. Lender shall use reasonable efforts to provide such approval or disapproval of such Lease as soon as practicable after it receives the required information. Lender's failure to respond within ten (10) Business Days shall be deemed Lender's approval of such proposed Lease in substantially the form provided to Lender, subject only to changes consistent with Borrower's customary leasing practices. In the event that any business term or other substantive provision of any proposed Lease is materially different from that previously provided to Lender, Lender shall have an additional ten (10) Business Days after receipt of such term or provision to disapprove such lease. Lender agrees to sign a Subordination, Attornment and Non-Disturbance Agreement at Borrower's request in form substantially identical to the form attached as Exhibit F to this Agreement, upon delivery to Lender of such form executed by all other parties thereto, with respect to any approved (or deemed approved) Leases.

         31. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHTS THAT EACH MAY HAVE TO A JURY TRIAL IN ANY CONTROVERSY ARISING UNDER THIS AGREEMENT OR UNDER ANY OF THE LOAN DOCUMENTS.

         32. LOAN STATUTE OF FRAUDS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         IN WITNESS WHEREOF, Lender and Borrower have duly executed this Agreement as of the day and year first above written.

                                     COMMERCE BANK, N.A., a national banking
                                     association


                                     By:  /s/ Steven G. Nystrom
                                         ---------------------------------------

                                     Name:    Steven G. Nystrom
                                           -------------------------------------

                                     Title:   Vice President
                                            ------------------------------------


                                     EBS BUILDING, L.L.C.

                                     By: PricewaterhouseCoopers LLP, Its Manager


                                         By: /s/ Keith F. Cooper
                                            ------------------------------------
                                                 Keith F. Cooper, Partner

                                    EXHIBIT A

                           DEFINITION OF CERTAIN TERMS

1.   Agreement: The Loan Agreement by and between the Borrower and Lender.

2. Assignment of Rents. The Assignment of Lessor's Interest in Lease and Rents of even date herewith from Borrower to Lender.

3. Audit Force Lease: The Lease dated August 14, 1998 as amended between Borrower and Audit Force, Inc., as amended.

4. BKD Lease: The Lease dated May 28, 1999 between Borrower and Baird, Kurtz & Dobson, General Partnership, as amended.

5. Borrowers' Representative: The person named in any certificate to be the person to make requests for Advances and do any and all of the acts relating to the Loan, and absent such certificate or authorization, any employee of Borrower with implied or apparent authority to do such.

6. Building: The building commonly referred to as One Financial Plaza and located on the Land.

7. Cash Flow Budget: The Cash Flow Budget attached hereto as Exhibit C, as updated by Borrower with Lender's consent from time to time.

8.   Commitment Fee: One Hundred Thousand Dollars ($100,000.00).

9. Debt: All principal, interest and other sums of any nature whatsoever which shall or may become due and payable by Borrower pursuant to the provisions of the Loan Documents.

10. Default Rate: The then applicable Interest Rate under the Note, plus three percent (3%).

11. Direct Construction Costs: Those costs broken out in the form AIA G702 and G703 with such changes thereon as Lender may reasonably request.

12. Draw Request Form: A draw request form in the form of Exhibit D attached hereto.

13. Environmental Assessment: A standard "Phase I" environmental site assessment of the Building and the Land conducted by an engineering or environmental firm acceptable to Lender, certified to Lender as meeting ASTM Standard E1527-00.

14. Environmental Laws: All local, state or federal laws, statutes, rules and regulations, as may exist from time to time, whether now existing or hereafter enacted or promulgated, pertaining to Hazardous Substances, underground storage tanks or environmental regulation.

15.  Excess Cash Flow: Net Operating Income for any given month, less the sum of
     (x) $100,000 (the "Approved Reserve") for such month (y) such other cash reserves for accrued or accruing expenses that Lender may deem appropriate upon written notice from Borrower, and (z) those other expenses designated, with Lender's approval, as "projected disbursements" in the Cash Flow Budget which are incurred during such month in owning and operating the Mortgaged Property. Such expenses shall not include fees paid to Borrower or any person or entity affiliated with Borrower, non-cash expenses such as depreciation and amortization, or the costs of Improvements with the useful life greater than one year. None of PricewaterhouseCoopers LLP (or its successor as Manager of the Borrower), the Asset Managers or Bryan Cave LLP shall be deemed to be affiliates of Borrower.

16. Garage: The garage located adjacent to the Building on City Block 118 in the City of St. Louis, Missouri.

17. Garage Lease: The Lease dated December 22, 1982, between LCRA and Edison Brothers Stores, Inc., and subsequently assigned to Borrower, for 250 parking spaces in the Garage.

18. Governmental Authorities: All governmental authorities having jurisdiction over the Mortgaged Property and Improvements.

19.  Improvement Advance: An Advance for Improvements at the Building.

20. Improvements: Capital improvements or Tenant Improvements to the Building undertaken by or on behalf of Borrower after the initial Advance on the Loan.

21. Including: Whenever used herein, the term "including" shall mean "including, without limitation."

22.  Jacobs Improvements: The Tenant Improvements required by the Jacobs Lease.

23. Jacobs Lease: The Lease dated February 22, 2001 between Borrower and Jacobs Engineering Group, Inc., as amended from time to time.

24. Land: The real property located at 501 North Broadway in the City of St. Louis, Missouri, and more particularly described in Exhibit A to the Mortgage.

25.  LCRA: Land Clearance for Redevelopment Authority of the City of St. Louis.

26. Leasehold Mortgage: The Leasehold Deed of Trust and Security Agreement of even date herewith, securing the Note and covering the leasehold estate of Borrower in the Garage.

27.  Leases: The leases for tenants in the Building as described in the Rent
     Roll.

28.  Lender's Consultant: Landmark Contract Management, Inc.

29. Loan Documents: Collectively, the Note, the Mortgages, this Agreement and all other documents and instruments of any nature whatsoever executed and delivered in connection with the Loan and any extensions, modifications, amendments and renewals thereof.

30. Maximum Loan Amount: Eighteen Million Six Hundred Thousand Dollars ($18,600,000.00).

31. Milliman Lease: The Lease dated February 5, 2000 between Borrower and Milliman & Robertson, Inc., as amended.

32. Mortgage: The Deed of Trust and Security Agreement of even date herewith, securing the Note and covering the fee simple estate of Borrower in the Land and Building.

33.  Mortgages: The Mortgage and the Leasehold Mortgage.

34. Mortgaged Property: All the real and personal property described in the Mortgages.

35. Net Operating Income: All monthly rents and other revenues derived from the Mortgaged Property less monthly non-capital operating expenses (including escrowed amounts for real estate taxes and insurance premiums) for the Mortgaged Property, exclusive of any expenses set forth as "projected disbursements" in the Cash Flow Budget and except the Approved Reserve.

36. Note: The Loan Promissory Note of even date herewith in the principal amount of the Loan, bearing interest as set forth therein, in the form of Exhibit E to this Agreement.

37. Rent Commencement Date: The date when the obligation to pay rent commences under the Jacobs Lease.

38. Rent Roll: The list of tenants of the Building containing relevant information concerning the Leases in form satisfactory to Lender.

39. Seabury & Smith Lease: The Lease as amended dated October 18, 2000 between Borrower and Seabury & Smith, Inc., as amended.

40. Servicing Fee: Sixteen Thousand Dollars ($16,000.00) per annum payable quarterly in advance commencing July 1, 2001, and not prorated for the quarter in which Target Occupancy is achieved.

41. Stifel Lease: The lease agreement dated September 30, 1998, among Borrower, Stifel Financial Corp., and Stifel Nicolaus & Company, Incorporated, as amended.

42. Survey: A duly certified ALTA/ACSM (1999) Class A Urban Survey, containing items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, and 11, as set forth in
     Table A of the Minimum Standard Detail Requirements and Classifications for ALTA/ACSM Land Title Surveys (1999) in form satisfactory to Lender.

43. Target Occupancy: An occupancy rate for the Building of ninety-five percent (95%) under leases which have been approved or deemed approved by Lender.

44. Tenant Improvements: Improvements to the Building which are undertaken pursuant to a Lease to construct and equip space for the Tenant under such Lease.

45.  Title Company: Title Insurers Agency, Inc.

46. White Coleman Lease: The Lease dated November 30, 1994, between Borrower as successor in interest to Edison Brothers Stores, Inc. and White Coleman & Associates as successor in interest to White, Ovletrea & Watson, as amended.

                                    EXHIBIT B

                                   (Rent Roll)

                                    EXHIBIT C

                               (Cash Flow Budget)

                                    EXHIBIT D
                            (Disbursement Procedures)

 The terms and conditions of the Loan Agreement prevail. Following is a summary of the required disbursement procedures.


DOCUMENTATION REQUIRED

A.   Borrower's (EBS) Draw Request Form - form attached as Exhibit D-1.

B.   Borrower's (EBS) Requisition Summary - Schedule A to Draw Request Form.

C.   Listing of Payees (by EBS)

D. Endorsement from title company (Title Insurers Agency, Inc.) to update date of policy to a current date, increase the face amount of the policy to the aggregate amount of loan to be currently funded, and update the mechanic lien endorsement to minimally the cut-off date of the construction activity billing per the general contractor's Application for Payment.

E. Copies of unconditional, full dollar amount lien waivers from general contractor's subs and suppliers to evidence payments from prior fundings - one month lag system - assembled by respective general contractors, reviewed by Borrower (EBS).

F. General Contractor's (ISC on Jacobs space)) Affidavit and Requisition for Funds - form attached as Exhibit D-2.

G. General Contractor's (ISC on Jacob's space) Application for Payment, Certified by the project `architect of record' (Jacobs Engineering Group, Inc.).Use AIA 702/G703 or similar acceptable forms.

H. Copies of invoices from major subs and suppliers to evidence and support the amounts requested on the Application for Payment - supplied by general contractor (ISC on Jacobs space).

                                    PROCEDURE

Note: the following procedure applies to Jacobs Engineering / ISC for the Jacobs tenant improvement interior finishes for its own space as tenant in the EBS building.

Subsequently, as other office spaces are rented, similar procedures apply with designated general contractor, architect, etc.

- General Contractor (ISC) prepare Application for Payment for the monthly period of construction activity. We suggest a preliminary `unofficial' copy, when nearly ready, be faxed directly to Landmark c/o Jim Geer as a `heads-up' preview. Also, lien waiver copies go to Landmark c/o Jim Geer on behalf of the Bank, and to the title company if required by title company.

- General Contractor (ISC) prepare monthly pay request package with documentation listed above (Affidavit, Application, Certification, Continuation Sheet, invoice copies and related back-up evidentiary material) and forward its full package to Borrower (EBS) for review and approval.

- Borrower (EBS) review and approve the General Contractor's (ISC) pay request package, then incorporate via a Project Budget Summary, prepare Borrower's Draw Request Form, Listing of Payees and submit all to the Bank c/o Steve Nystrom with a full copy, concurrently, to Landmark c/o Jim Geer.

- Landmark to review entire package, then advise the Bank accordingly within no more than 5 business days of receipt of package from Borrower (EBS), assuming no significant problems and compliance with the terms and conditions of the Loan Agreement.

- Bank, upon receipt of title company endorsement hard copy in hand, and once all of the pay request documentation is in order and approved, - review and consider Landmark's review of the full pay request package, and the requirements of the Loan Agreement, proceed to fund by crediting the appropriate account at the Bank.

BORROWER / LANDLORD IS EBS Building, L.L.C.
BORROWER'S REPRESENTATIVE is Insignia/ESG, Inc.
MAJOR TENANT is Jacobs Engineering Group, Inc.
PROJECT `ARCHITECT OF RECORD' for Jacobs space is Jacobs Engineering Group, Inc. BANK'S CONSTRUCTION/FUNDING representative is Landmark Contract Management, Inc. BANK is Commerce Bank, N.A.
TITLE COMPANY is Title Insurers Agency, Inc.


Note: there is NO PROVISION for payment for off-site stored materials nor advance payments for items not incorporated with the work.

                                   EXHIBIT D-1
                                Draw Request Form


TO:      Commerce Bank, N.A.
         8000 Forsyth Blvd
         Clayton, MO  63105
                  and
         Title Insurers Agency, Inc.
         226 South Meramec, Suite 100
         Clayton, MO 63105

RE:      EBS Building, L.L.C.
         a/k/a One Financial Plaza
         501 North Broadway Street
         City of St. Louis, MO  63102

         The undersigned does hereby request and authorize payments totaling _______________ Dollars ($________.__) as described and itemized on Schedule A, attached, and does hereby certify that all amounts requested for labor and/or materials are physically incorporated into the project (except for "stored" items identified as such) in compliance with the plans and specifications approved by the addressees above, or for services performed relating to the subject property. All such payment requests, individually and in total, are in accordance with the terms of the Loan Agreement, and represent the lesser of amounts actually due and billed or value of work in place and services performed.

        The undersigned further certifies that all amounts requested are solely for the named payees and for the purposes indicated and that this requisition includes all amounts outstanding and payable on subject property through (Date) except for retentions.

        The undersigned further says that no claims have been made to the affiant by, nor is any suit now pending on behalf of, any contractor, subcontractor, laborer or materialman and further that no chattel mortgages, conditional bills of sale, retention of title agreements, security agreements, financing statements, or personal property leases have been given or are outstanding as to any fixtures, appliances, or equipment which are now installed in or upon said real property, or the improvements thereon, excepting those provided for and permitted under the Loan Agreement.


        The undersigned does further certify that: (a) the subcontractors and material supplies shown on the breakdown submitted to the lender are, in their opinion, capable of performing their contractual obligations; (b) cost projections set forth in Schedule A are adequate to complete the work to be done; and (c) work in place and material furnished to date is in compliance with those plans and specifications identified at loan closing.

        That the disbursement requested above should be funded by crediting the account of EBS Building, L.L.C. at Commerce Bank, N.A.

        The undersigned hereby acknowledge(s) the dependence others may place upon the statements contained herein. No obligation on the part of the Lender or its representative, expressed or implied, is created by this requisition as to protection of the owner and/or contractors, or assigns from mechanics' or materialmen's lien claims, and the owner and contractor, as agreed between them, shall be responsible for the procurement of required lien waivers, paid bills and releases from both principal payees and all subordinate claimants thereunder and hereby covenants and agrees to hold Commerce Bank, N.A., and Title Insurer's Agency, Inc., and their agents harmless against any lien, claim or suit by any contractors, subcontractors, mechanics or materialmen in connection with the furnishing of said services, labor and material included in the requisition hereinabove described and all prior requisitions.

        The undersigned agrees to furnish lien waivers from all payees named herein within two weeks or prior to the next fund request, whichever shall occur first.

EBS Building, L.L.C.


By ____________________________



Attach copy of current Requisition Summary and List of Payees

                                   EXHIBIT D-2

            General Contractor's Affidavit and Requisition for Funds


TO:      EBS Building, LLC
         Commerce Bank, NA
         Title Insurers Agency, Inc.

RE:      Tenant Finish Improvements for Jacobs Group
         Floors Number 1 through 4 and 11, EBS Building
         One Financial Plaza,  501 North Broadway Street,
         City of St. Louis, MO 63102

         The undersigned does hereby request and authorize payments totaling _______________ Dollars ( $__________________) as described and itemized on
Schedule A, attached, and does hereby certify that all amounts requested for labor and/or materials are physically incorporated into the project (except for "stored" items identified as such) in compliance with the plans and specifications approved by the addressees above, or for services truly performed relating to the subject property. All such payment requests, individually and in total, are in accordance with the terms of the executed Loan Agreement, and represent the lesser of amounts actually due and billed or value of work in place and services performed.

         The undersigned further certifies that no part of the payments requested include or contemplate rebates, commission or loans to the undersigned, their (its) beneficiaries, agents or assigns, and that all amounts requested are solely for the named payees and for the purposes indicated and that this requisition includes all amounts outstanding and payable on subject property through (Date), except for retentions.

         The undersigned further says that no claims have been made to the affiant by, nor is any suit now pending on behalf of, any contractor, subcontractor, laborer or materialman and further that no chattel mortgages, conditional bills of sale, retention of title agreements, security agreements, financing statements, or personal property leases have been given or are outstanding as to any fixtures, appliances, or equipment which are now installed in or upon said real property, or the improvements thereon, arising from labor and materials included in the construction contract.

         The undersigned does further certify to their (its) best knowledge and opinion that: (a) the subcontractors and material supplies shown on the breakdown submitted to the lender are, in their opinion, capable of performing their contractual obligations; (b) cost projections made by the contractor are submitted to the lender are adequate to complete the work to be done; and (c) all work in place and material furnished to date is in compliance with those plans and specifications identified at loan closing.

         The undersigned hereby acknowledge(s) the dependence others may place upon the statements contained herein. No obligation on the part of the lender or its advisor, expressed or implied, is created by this requisition as to protection of the owner and/or contractors, or assigns from mechanics' or materialmen's lien claims, and the owner and contractor, as agreed between them, shall be responsible for the procurement of required lien waivers, paid bills and releases from both principal payees and all subordinate claimants thereunder and hereby covenants and agrees to hold Commerce Bank, N.A., and Title Insurer's Agency, and their agents harmless against any lien, claim or suit by any contractors, subcontractors, mechanics or materialmen in connection with the furnishing of said services, labor and material included in the requisition hereinabove described and all prior requisitions.

         The undersigned agrees to furnish to EBS Building, L.L.C. lien waivers from all payees named herein within two weeks or prior to the next fund request, whichever shall occur first.


----------------------------------
Contractor

Subscribed and sworn to before me this          day of                 , 2001.
                                       --------        ----------------


------------------------------------


Notary Public

My commission expires:



(Attach standard 1987 issue of A.I.A. G702 and G703 or equal, certified by the architect of record, listing of payees, together with copies of invoices from subcontractors and major material suppliers, complete with Schedules of Value, in support of pay request.)

                                    EXHIBIT E

                            (Form of Promissory Note)

                              LOAN PROMISSORY NOTE

$18,600,000.00                                                  May ___, 2001

         FOR VALUE RECEIVED, the undersigned EBS BUILDING, L.L.C., a Delaware limited liability company ("Borrower"), promises to pay to the order of COMMERCE BANK, N.A., a national banking association ("Lender"), at its office in St. Louis, Missouri, or at such other place as may be designated in writing by the holder of this Note, the principal sum of Eighteen Million Six Hundred Thousand Dollars ($18,600,000.00) or so much thereof as may be advanced and outstanding from time to time under this Note, together with interest on said principal sum from the date of each Advance until this Note is paid in full, at the Interest Rate and at the times hereinafter set forth.

         1. DEFINITIONS. As used in this Note, the following terms shall have the following definitions:


              (a) "Advance or Advances" shall mean disbursements or advances of proceeds of the Loan made by Lender pursuant to, and in accordance with, the terms and provisions of the Loan Agreement.

              (b) "Default Rate" shall mean the then current Interest Rate plus four percent (4.0%).

              (c) "Interest Rate" shall mean a per annum rate of interest equal to the LIBOR Rate plus one hundred ninety (190) basis points. The Interest Rate shall change with, and be effective on the date of each change in, the LIBOR Rate.

              (d) "LIBOR Rate" shall mean the Libor interest rates, rounded up to the nearest 1/100 percent, offered for the three month periods ("90 Day Rate") as published in The Wall Street Journal on the day preceding the day of the funding of the applicable Advance, or if not so published on that day then on the most recent prior day on which the Libor interest rates are so published. If no Libor Rate is so published for the 90 Day Rate within one (1) week prior to the applicable Advance date, Borrower shall select another libor period for which the Libor Rate is so published, or if no Libor Rate is then so published, Borrower and Lender shall agree on another reference for determining the applicable Libor Rate.

              (e) "Loan Agreement" shall mean that certain Loan Agreement of even date herewith between Lender and Borrower, pursuant to which Lender has agreed to make the Loan to Borrower, the terms of which Loan Agreement are incorporated in this Note by this reference.

              (f) "Maturity Date" shall mean the date which shall be the thirty-six (36) month anniversary of the date of this Note.

         All other capitalized terms used in this Note which are not expressly defined herein shall have the meaning assigned to such terms in the Loan Agreement.

         2. DISBURSEMENT REQUEST. During the term of the Loan, Borrower shall make a request for each Advance in accordance with the terms, provisions and conditions set forth in the Loan Agreement.

         3. PAYMENT. The principal sum of the Loan and interest thereon shall be paid as follows:

              (a) Interest at the Interest Rate shall accrue on the principal amount of each Advance from the date of disbursement and shall be payable on the twentieth (20th) day of each month, beginning immediately;

              (b) Following the Rent Commencement Date, all Excess Positive Cash Flow for each one month period shall be payable on the twentieth (20th) day of the following month; and

              (c) If not sooner paid, the entire outstanding principal balance of the Loan, all accrued and unpaid interest thereon, and all other charges and payments due from Borrower to Lender under the Loan Documents, shall be due and payable on the Maturity Date.

          4. DEFAULT RATE. In the event that (i) an Event of Default shall occur, or (ii) Borrower shall fail to pay the Loan in full on the Maturity Date, then in any such event the unpaid principal balance under this Note shall thereafter bear interest at the Default Rate.

         5. PREPAYMENT. The Loan may be prepaid in whole or in part, at any time and from time to time, without prepayment charge or penalty. All prepayments shall be applied first to accrued and unpaid interest, and second to outstanding principal.

          6. PAYMENTS AND COMPUTATIONS. All payments on account of indebtedness evidenced by this Note shall be made not later than 1:00 P.M. (St. Louis, Missouri time) on the day when due in lawful money of the United States and shall be first applied to accrued and unpaid interest on the unpaid principal balance of the Loan and the remainder to principal. All computations of interest shall be made by Lender on the actual days outstanding on the basis of a three hundred sixty (360) day calendar year. Said payments are to be made at such place as Lender or the legal holder of this Note may, from time to time, in writing appoint, and in the absence of such appointment, then by bank wire to Lender in St. Louis, Missouri. Unless otherwise specified herein, all interest payable under this Note is paid in arrears.

          7. APPLICABLE LAWS. This Note shall be construed and enforced in accordance with the laws of the State of Missouri and shall be conclusively deemed for all purposes to have been executed and delivered in the State of Missouri for performance therein. This Note is given for an actual loan of money for business purposes and is not for agricultural, consumer, personal or residential purposes.

          8. COLLATERAL SECURITY. Borrower and Lender have executed the Loan Agreement, pursuant to which Lender has agreed to make the Loan to Borrower evidenced hereby. The payment of this Note and all obligations of Borrower under the Loan Agreement in connection with the Loan are secured by a Deed of Trust and Security Agreement and by a Leasehold Deed of Trust and Security Agreement, each of even date herewith and for the benefit of Lender on certain real estate in St. Louis, Missouri, and by other Loan Documents of even date herewith, as described in the Loan Agreement.

          9. EVENT OF DEFAULT. An "Event of Default" hereunder shall be deemed to have occurred upon the occurrence of an "Event of Default" (as defined in the Loan Agreement). It is agreed that at the election of Lender or the holder or holders hereof, and in addition to any other rights or remedies set forth herein, in the Loan Agreement or the other Loan Documents, upon the occurrence of an Event of Default, the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, shall become at once due and payable at the place of payment aforesaid.

          10   WAIVER. Except as expressly provided herein and the Loan
Documents, to the extent permitted by applicable law, Borrower and each surety, endorser and guarantor hereof, jointly and severally, waive grace, presentment for payment, notice of nonpayment, demand of payment, protest and notice of protest, notice of dishonor and diligence in the collection of this Note and in filing suit hereon and consent and agree that their liability for the payment hereof shall not be affected or impaired by any release or change in the security for the payment of this Note or any party hereto, by any extension of the time of payment, or the addition of any parties hereto, which extension and addition may be made without notice to any party hereto and without affecting their liability hereunder.

          11. COLLECTION. Borrower and each surety, endorser and guarantor hereof, jointly and severally, agree that if this Note is not paid promptly in accordance with its terms and is placed in the hands of an attorney for collection or if suit be instituted hereon or to foreclose the Mortgage given as security herefor and as often as this Note is placed in the hands of the attorney for collection and as often as suit is filed to collect this Note, they, and each of them, shall pay, in addition to the unpaid principal balance hereof and all accrued and unpaid interest due hereon, all costs of collection, including, without limitation, reasonable attorney's fees.

          12. RECORDS. Each Advance to Borrower and all other debits and credits provided in this Note and in the Loan Agreement shall be evidenced by entries made by Lender on records to be maintained at Lender's office in St. Louis, Missouri. All payments of principal and interest made by the Borrower shall be similarly evidenced by entries made by Lender in such records, showing the date and amount of each such payment and the principal balance remaining unpaid immediately thereafter. The balance due Lender, as set forth in such records, shall be conclusive evidence of the amounts due and owing Lender by Borrower, absent manifest error. Notwithstanding the foregoing, the failure of Lender to make any such entries shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal and interest.

         13. NOTICE. Any notice, demand, request or other communication which Lender or Borrower may be required or permitted to give hereunder shall be given and deemed received in accordance with Section 24 of the Loan Agreement.

         14. ACKNOWLEDGMENT OF RECEIPT OF COPY. Borrower hereby acknowledges receipt of a copy of this Note.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first set forth above.

                         EBS BUILDING, L.L.C.

                         By:   PricewaterhouseCoopers LLP, Its Manager

                               By:                 Exhibit
                                    ------------------------------------------
                                        Keith F. Cooper, Partner

                                    EXHIBIT F

            (Subordination, Non-Disturbance and Attornment Agreement)